UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 22, 2008

Dresser-Rand Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32586	20-1780492
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

10205 Westheimer Road, Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (713) 467-2221

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 1, 2009, Walter J. Nye ("Nye") will resign from his position as Vice President and General Manager Operations, European Served Areas of Dresser-Rand Group Inc. (the “Company”).

In recognition of Nye’s contributions and 33 years of service to the Company, the Company has approved (a) a pro rata incentive payment, the calculation of which will be based on the greater of 2008 actual or target performance pursuant to the incentive plan and the letter agreement, (b) the acceleration of the vesting of Nye’s outstanding equity grants that would otherwise vest on February 15, 2009, to coincide with his last day of employment with the Company, and (c) the extension of the period during which Nye may exercise his vested stock appreciation rights to January 1, 2010 pursuant to the letter agreement.

That agreement was subject to and conditioned upon Nye executing the Company's release and non-solicitation agreement and such agreement being effective, which occurred on December 22, 2008.

Item 9.01 Financial Statements and Exhibits
     (d) Exhibits.  The following exhibits are filed with this Form 8-K:

Exhibit No.	Description
10.1	Letter from the Company to Walter J. Nye dated November 14, 2008, revised December 3, 2008 and December 9, 2008, accepted by Mr. Nye on December 15, 2008, and effective December 22, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dresser-Rand Group Inc.

By:	/s/ Mark F. Mai
Mark F. Mai
Vice President, General Counsel and Secretary

DATED: December 23, 2008

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter from the Company to Walter J. Nye dated November 14, 2008, revised December 3, 2008 and December 9, 2008, accepted by Mr. Nye on December 15, 2008, and effective December 22, 2008.